As filed with the Securities and Exchange Commission on August 24, 2001.
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------
                                    CNS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               41-1580270
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                  PO BOX 39802
                          MINNEAPOLIS, MINNESOTA 55439
              (Address of principal executive offices and zip code)
                          ----------------------------
                                    CNS, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)
                          ----------------------------

                                                     Copy to:
          Marti Morfitt                              Patrick Delaney
          CNS, Inc.                                  Lindquist & Vennum P.L.L.P.
          PO Box 39802                               4200 IDS Center
          Minneapolis, Minnesota 55439               80 South 8th Street
          (952) 229-1500                             Minneapolis, MN 55402
          (Name, address and telephone number,       (612) 371-3211
          including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ------------------- ------------------- --------------------------- ----------------
Title of Class of Securities to Be      Amount to be      Proposed Maximum        Proposed Maximum          Amount of
Registered                               Registered        Offering Price            Aggregate            Registration
                                                             per Share             Offering Price              Fee
------------------------------------ ------------------- ------------------- --------------------------- ----------------
Common Stock,                         200,000 shares(2)        $4.50                  $900,000                 $225
$.01 par value, to be issued
pursuant to CNS, Inc. 1989
Employee Stock Purchase Plan
------------------------------------ ------------------- ------------------- --------------------------- ----------------

---------------------
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the Nasdaq National Market on August 21, 2001.
(2) 200,000 shares of Common Stock were originally registered on Form S-8 (File No. 333-42931) filed with the Securities and Exchange Commission on June 28, 1989 (as adjusted for a two-for-one stock split effected on June 23, 1995) and 200,000 additional shares are being registered herewith.

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE


         A Registration Statement on Form S-8 (File No. 333-42931) was filed with the Securities and Exchange Commission on June 28, 1989 covering the registration of 200,000 (as adjusted for a two-for-one stock split on June 23, 1995) shares of Common Stock initially authorized for issuance under the CNS, Inc. 1989 Employee Stock Purchase Plan (the "Plan"). Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 200,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 200,000 was authorized by the Company's Board of Directors on January 18, 2001 and such amendment was approved by the Company's stockholders on May 23, 2001. This Registration Statement should be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.


                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                     PART II

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 2000.

         (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; the Definitive Proxy Statement dated April 9, 2001 for the 2001 Annual Meeting of Stockholders held on May 23, 2001.

         (c) The description of the Company's Common Stock to be offered pursuant to this Registration Statement is incorporated by reference to the Company's Registration Statement on Form 8-A/A (File No. 000-16612), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
---------------------------------

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

         Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of the shares being registered hereby. Patrick Delaney, a partner at Lindquist & Vennum P.L.L.P., is a director of the Company.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

         The Company's Bylaws require indemnification of directors and officers of the Company in accordance with, and to the fullest extent permitted by, Delaware law, as it may be amended from time to time.

         Section 145 of the Delaware General Corporation Law generally provides that any person who was or is a director or officer may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless the court in which such action was brought deems it proper.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

         The Company has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act that may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.
-------------------------------------------

         Not applicable.

Item 8. Exhibits.
----------------

         Exhibit
         -------

         4.1 CNS, Inc. 1989 Employee Stock Purchase Plan, amended through July 1, 1999

         4.2 Amendments to CNS, Inc. 1989 Employee Stock Purchase Plan, as amended

         5.1      Opinion of Lindquist & Vennum P.L.L.P.

         23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
                  5.1)

         23.2     Consent of KPMG LLP, independent certified public accountants

         24.1     Power of Attorney (included on signature page)

Item 9. Undertakings.
--------------------

         The Company hereby undertakes to:

(a)      (1)      File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 24, 2001.

                                                   CNS, INC.

                                                   By /s/ Marti Morfitt
                                                      --------------------------
                                                   Marti Morfitt
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

         The undersigned officers and directors of CNS, Inc. hereby constitute and appoint Marti Morfitt with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on August 24, 2001.


Signature


 /s/ Marti Morfitt                  Chief Executive Officer, President and
------------------------            Director (Principal Executive Officer)
Marti Morfitt


 /s/ Daniel E. Cohen                Chairman of the Board of Directors and
------------------------            Director
Daniel E. Cohen


 /s/ David J. Byrd                  Vice President of Finance, Chief
------------------------            Financial Officer and Treasurer
David J. Byrd                       (Principal Financial and Accounting Officer)

/s/ Patrick Delaney                 Secretary and Director
------------------------
Patrick Delaney


 /s/ H. Robert Hawthorne            Director
------------------------
H. Robert Hawthorne

 /s/ R. Hunt Greene                 Director
------------------------
R. Hunt Greene


 /s/ Andrew Greenshields            Director
------------------------
Andrew Greenshields


 /s/ Richard W. Perkins             Director
------------------------
Richard W. Perkins


 /s/ Richard A. Peddie              Director
------------------------
Richard A. Peddie